                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                              September 22, 1995

                                 ------------

               Date of Report (Date of earliest event reported)

                             MIP PROPERTIES, INC.
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            (Exact name of registrant as specified in its charter)

          Maryland                       1-8898                 52-1394207
(State or other jurisdiction)         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

                    2020 Santa Monica Boulevard, Suite #480
                        Santa Monica, California 90404
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              (Address of principal executive offices)(zip code)

      Registrant's telephone number, including area code: (310) 449-4444

                                      N/A
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        (Former name or former address, if changed since last report.)
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                             MIP PROPERTIES, INC.
                                   FORM 8-K
                              September 22, 1995

Item 5. Other Events
--------------------

The Company announced on September 22, 1995 that it intended to postpone the holding of the Special Meeting of Stockholders previously scheduled to be held on Wednesday, September 27, 1995, the text of the press release is as follows:

                  MIP PROPERTIES, INC. ANNOUNCES POSTPONEMENT
                      OF SPECIAL MEETING OF STOCKHOLDERS

Santa Monica, California, September 22, 1995 -- MIP Properties, Inc. (ASE/MIP) announced today that it intends to postpone the holding of the Special Meeting of Stockholders previously scheduled to be held on Wednesday, September 27, 1995 to Thursday, October 5, 1995. Consequently, at the Special Meeting on September 27, 1995, the Company intends to adjourn the Special Meeting until Thursday, October 5, 1995 at 8:00 a.m., local time, at the Los Angeles Airport Marriott Hotel, 5855 West Century Blvd., Los Angeles, California 90045.

Carl C. Gregory, III, the Chairman of the Board and Chief Executive Officer of MIP, stated: "The Company has elected to postpone the meeting in order to allow the stockholders of MIP an opportunity to analyze supplementary disclosure regarding a recently filed purported class action lawsuit, which was mailed to the stockholders on or about September 22, 1995, prior to the vote on the proposed merger with a wholly-owned subsidiary of JER Partners, LLC. Both MIP and JER intend to consummate the merger promptly after obtaining the requisite approval of the stockholders of MIP notwithstanding the recent filing of the purported class action lawsuit against MIP and JER."

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MIP PROPERTIES, INC.

Dated: September 22, 1995             By: /s/ MARSHA Z. DAY
                                          -------------------------------
                                          Marsha Z. Day
                                          Duly Authorized Officer and
                                          Chief Financial Officer